                                                                    Exhibit 3(b)
                                   Appendix B

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       of

                              SCHLUMBERGER LIMITED
                               (Schlumberger N.V.)


                    ----------------------------------------
       (Certain provisions of the By-Laws correspond to provisions contained in the Deed of Incorporation as amended, and any amendment of such provisions of the By-Laws is subject to an appropriate amendment of the Deed of Incorporation.)
                    ----------------------------------------

                                    ARTICLE I
                                   ----------
                                  SHAREHOLDERS
                                  ------------
            SECTION  1.1  Place of Meetings: Chairmanship of Meetings
                          -------------------------------------------

All general meetings of shareholders shall be held in Curacao, Bonaire, St. Eustatius, Saba or the Dutch part of St. Maarten. All such general meetings shall be presided over by the Chairman or, in his absence or disability, by the

Vice Chairman. In the absence or disability of both the Chairman and the Vice Chairman, such meetings shall be presided over by such other person as may be designated by the Board of Directors.

            SECTION  1.2  Annual Meeting
                          --------------

The annual general meeting of shareholders shall be held within the period required by applicable law, on a date determined from year to year by the Board of Directors, for the purpose of electing directors, reporting on the course of business during the preceding fiscal year, adopting of the balance sheet and the profit and loss accounts for the preceding fiscal year and for any other purposes required by law, and for such additional purposes as may be specified in the notice of such meeting.

            SECTION  1.3  Special Meetings
                          ----------------

Special general meetings of shareholders may be called at any time upon the direction of the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Board of Directors or in the manner provided in Article 82 of the Code of Commerce of the Netherlands Antilles, or by one or more holders of shares representing in the aggregate a majority of the shares of stock then outstanding, or as provided for in Article 8.5 of the Deed of Incorporation.

            SECTION  1.4  Notice of Meeting
                          -----------------

All notices of general meetings of shareholders shall state the matters to be considered at the meeting. Notice of meetings of shareholders, whether annual general meetings or special general meetings, stating the time and place of the meeting, shall be given to the shareholders not less than 20 and no more than 60 days prior to the date of the meeting in question by notice to each shareholder at the address thereof appearing in the share register.

            SECTION   1.5  Closing of Transfer Books or Fixing of Record Date
                           --------------------------------------------------

For the purpose of determining shareholders entitled to notice of or to vote at any general meeting of shareholders, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose (but excluding determinations made as provided in Section 1.7 of these By-Laws with respect to action by shareholders without meeting), the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a general meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a general meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a general meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any general meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books, and the stated period of closing has expired.

            SECTION  1.6  Quorum
                          ------

Except as otherwise provided herein, no action may be taken at any general meeting of shareholders unless a quorum consisting of the holders of at least one-half of the outstanding shares is present at such meeting in person or by proxy. If a quorum is not present in person or by proxy at any general meeting of shareholders, a second general meeting shall be called in the same manner as such original meeting of shareholders, to be held within two months, at which second meeting, regardless of the number of shares represented (but subject to the provisions of Articles 18, 19 and 21 of the Deed of Incorporation), valid resolutions may be adopted with respect to any matter stated in the notice of the original meeting and also in the notice of such second meeting or which, by law, is required to be brought before the shareholders despite the absence of a quorum. Subject to the provisions of Articles 18, 19 and 21 of the Deed of Incorporation, a majority of the votes cast (excluding any abstentions) shall be necessary to adopt any resolution at any general meeting of shareholders.

            SECTION  1.7  Action by Shareholders Without Meeting
                          --------------------------------------

As provided in Article 20 of the Deed of Incorporation, any action which, by law or by the Deed of Incorporation, is required or permitted to be taken at a general meeting of shareholders may be taken without a meeting if taken by the written consent of the holder or holders of at least the majority of the shares of the Company outstanding and entitled to vote. Each shareholder may evidence such consent by separate instrument which may be executed by the shareholder or by a duly appointed proxy on behalf of the shareholder. Notice of any action proposed to be taken under said Article 20 shall be given to each shareholder at the address appearing in the share register, such notice to designate the date on or before which such written consent must be received by the Secretary of the Company in order to be counted. Any shareholder may revoke his or her consent by instrument received by the Secretary of the Company on or before the date so designated or before written consents from the holders of the absolute majority of the shares outstanding and entitled to vote have been received by the Secretary of the Company, whichever first occurs, and not thereafter. For the purpose of determining shareholders entitled to notice of and or give written consent to any action proposed to be taken under said Article 20, the Board of Directors of the Company may provide that the stock transfer books shall be closed for a stated period not to exceed 60 days.

Such books shall be closed for at least 10 days immediately preceding the date on or before which written consents must be received by the Secretary of the Company in order to be counted. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than 60 days prior to the date on or before which written consents must be received by the Secretary of the Company in order to be counted. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, the date on which notice of the action proposed to be taken hereunder is given, shall be the record date for such determination of shareholders.

            SECTION  1.8  Notices
                          -------

Without limiting the manner by which notice otherwise may be given effectively to shareholders or directors, any notice given by the Company shall be effective if given by a form of electronic transmission consented to by the person to whom the notice is given. Any such consent shall be revocable by written notice received by the Company. All notices shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the recipient has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice;
(3) if by a posting on an electronic network together with separate notice to the recipient of such specific posting, upon the later of (A) such posting and
(B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the recipient. An affidavit that the notice has been given by a form of electronic transmission shall, in the absence of fraud or bad faith, be prima facie evidence of the facts stated therein. For purposes of these By-Laws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof.

                                   ARTICLE II
                                   ----------
                               BOARD OF DIRECTORS
                               ------------------

            SECTION  2.1  General Powers
                          --------------

The management of all the affairs, property and business of the Company shall be vested in a Board of Directors who shall have and may exercise all powers except such as are exclusively conferred upon shareholders by law or by the Deed of Incorporation of the Company as from time to time amended. The Board of Directors may delegate such of its powers as it deems appropriate to committees consisting of one or more members of the Board and to the officers and other agents of the Company.

            SECTION  2.2  Number, Tenure and Qualifications
                          ---------------------------------

The directors shall be elected at the annual general meeting of shareholders by a majority of the votes cast by the shareholders entitled to vote. The number of persons constituting the whole Board of Directors shall not be less than five nor more than twenty-four as fixed and elected by the general meeting of shareholders. The number of persons constituting the whole Board of Directors shall, until changed at any succeeding general meeting of shareholders, be the number so fixed and elected. Directors may be removed at any general meeting of shareholders. At any general meeting of shareholders at which action is taken to increase the number of the whole Board of Directors or to remove a director, or at any subsequent general meeting, the shareholders may fill any vacancy or vacancies created by such action. Each director shall be elected to serve until the next annual general meeting of shareholders and until his or her successor shall be elected and qualified or until his or her death, resignation or removal. Directors need not be Netherlands citizens or residents of the Netherlands Antilles or shareholders of the Company.

            SECTION  2.3  Meetings of the Board
                          ---------------------

The directors may hold their meetings in or outside the Netherlands Antilles. Meetings may be held through telephone conference, video conference or other real time communication allowing all persons participating in the meeting to hear each other or through any other device permitted by then applicable law, and participation in a meeting through any such lawful device or arrangement shall constitute presence at such meetings. The Chairman or, in the absence or disability of the Chairman, the Vice Chairman shall preside at their meetings. In the absence or disability of both the Chairman and the Vice Chairman, such meetings shall be presided over by such person as may be chosen by the Board of Directors. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by the Board. Notice need not be given of regular meetings of the Board held at the time fixed by the Board. Special meetings may be held at any time upon the call of the Chairman or the Vice Chairman or of two directors by oral, electronic or written notice duly served on, sent or mailed to each director not less than three days before such meeting. The first meeting of the Board of Directors following the annual general meeting of shareholders, whether a regular or special meeting of the Board, shall be an organization meeting for the election of officers of the Company and at which any other matters may also be acted upon by the Board. Meetings may be held at any time without notice if all the directors are present or if those not present and who are entitled to notice under the provisions of this Section waive notice of the meeting in writing before or after the meeting. Matters to be acted upon by the Board at any regular or special meeting need not be specified in the notice thereof.

            SECTION  2.4  Action by Directors Without Meeting
                          -----------------------------------

When action by the Board of Directors is required or permitted to be taken, action at a meeting may be dispensed with if all commercially reasonable efforts have been taken to notify all the directors and three fourths of the directors shall consent in writing, by telegram, cable, telex, telefax, electronic mail or other communication device to such action taken or being taken, and provided that all directors are promptly notified of such action taken or having been taken.

            SECTION  2.5  Quorum
                          ------

A majority of the whole Board of Directors shall constitute a quorum for the conduct of any business, and the action of the majority of the directors present in person or by proxy, as hereinafter provided, at a meeting at which a quorum is so present shall constitute the action of the Board of Directors. Directors may, by telegram, cable, telex, telefax, electronic mail or other communication device, appoint a proxy to act at any meeting of the Board of Directors, such proxy to be restricted, however, to the particular meeting specified therein. Such proxy must be another director of the Company, provided, however, that at any meeting of the Board of Directors a director may not act as proxy for more than one director.

            SECTION  2.6  Vacancies
                          ---------

In the event that one or more of the directors is prevented from or is incapable of acting as a director, the remaining directors (or the remaining director, if there should be only one) may appoint one or more persons to fill the vacancy or vacancies thereby created on the Board of Directors until the next general meeting of shareholders, provided that, if at any time the number of directors then in office shall be reduced to less than a majority of the number constituting the whole Board of Directors, the remaining directors or director shall forthwith call a general meeting of shareholders for the purpose of filling the vacancies in the Board of Directors, and, provided further that in the event that all of the directors are prevented from or are incapable of acting as directors, the Company shall be temporarily managed by any person or persons previously appointed by the Board of Directors so to act, who shall forthwith call a general meeting of shareholders for the purpose of electing a Board of Directors. If no such general meeting of shareholders shall be called and if no such person shall have been appointed, any person or persons holding, in the aggregate, at least five percent of the outstanding shares of stock of the Company may call a general meeting of shareholders for the purpose of electing a Board of Directors.

            SECTION  2.7  Committees
                          ----------

(a) Committees consisting of one or more members of the Board may be established by the Board and shall have such general or limited powers or duties as the Board shall deem appropriate. A majority of any such committee composed of two or more members may determine its action at meetings and fix the time and place of its meetings, unless the Board shall otherwise provide. Meetings may be held through telephone conference, video conference or other real time communication allowing all persons participating in the meeting to hear each other or through any other device permitted by then applicable law, and participation in a meeting through any such lawful device or arrangement shall constitute presence at such meetings. When action by any committee is required or permitted to be taken, action at a meeting may be dispensed with if all members of the committee consent to such action. Members of a committee may, in writing or by telegram, cable, telex, telefax, electronic mail or other communication device, appoint a proxy to act at any meeting of the committee, such proxy to be restricted, however, to the particular meeting specified therein. Such proxy must be a director of the Company, provided, however, that at any committee meeting a director may not act as proxy for more than one committee member.

(b) The Board shall have power at any time to change the members of any committee, to fill vacancies thereon, and to discharge any committee.

(c) The Board of Directors shall have a standing Audit Committee, Compensation Committee, Finance Committee and Nominating Committee.

(d) The Board of Directors shall adopt a charter for each committee for regulating the conduct of its affairs. Such charters must be consistent with these By-Laws and the Deed of Incorporation.

ARTICLE Ill

                                    OFFICERS
                                    --------

     SECTION  3.1  Election and Term of Office
                   ---------------------------

The officers of the Company shall be elected by the Board of Directors and shall be a Chairman, a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors from time to time may also elect or appoint a Chief Financial Officer, a President, a Vice Chairman of the Board of Directors, one or more Executive Vice Presidents, one or more Vice Presidents and any such other officers, including assistant officers and agents, as the Board may deem advisable. Officers of the Company shall have such powers and duties as are specified in these By-Laws and such further powers and duties as are determined from time to time by the Board of Directors. Officers other than the Chairman and the Vice Chairman may but need not be directors. The Board of Directors may designate an officer or officers to be the Chief Financial Officer and the Chief Accounting Officer of the Company. Two or more offices may be held by the same person, provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged or verified by any two or more officers. The Board of Directors may grant general or specific authority to additional agents or to committees, giving such agents or committees such general or limited powers or duties as it may deem appropriate. All officers and agents shall serve at the pleasure of the Board and may be removed at any time by the Board, which shall have power to fill any vacancy which shall occur in any office by reason of death, resignation, removal or otherwise. Unless so removed, the terms of office of all officers and of all members of any committees of the Board shall continue until the election of their successors or until the elimination of such offices or committees.

     SECTION  3.2  Chairman
                   --------

The Chairman shall preside at all meetings of the Board, and shall exercise such other powers and discharge such other responsibilities as may be assigned by the Board of Directors. The Chairman shall have the power to sign certificates of stock of the Company.

     SECTION  3.3  Vice Chairman
                   -------------

The Board of Directors may, from time to time, designate a director of the Company to be Vice Chairman. The Vice Chairman shall perform such duties as may be assigned by the Chairman or by the Board of Directors, and shall, in the absence or disability of the Chairman, act for the Chairman.

     SECTION  3.4  Chief Executive Officer
                   -----------------------

The Board of Directors shall at least annually elect or appoint a Chief Executive Officer of the Company. The Chief Executive Officer shall have general executive powers and overall responsibility for the management of the business of the Company.

     SECTION  3.5  President
                   ---------

The President shall exercise such powers and discharge such responsibilities as may be assigned by the Board of Directors, and shall have the power to sign certificates of stock of the Company.

     SECTION  3.6  Chief Operating Officer
                   -----------------------

The Board of Directors may, from time to time, designate an officer of the Company to be the Chief Operating Officer of the Company. The Chief Operating Officer shall have general executive powers and responsibility for the management of the operations of the Company.

     SECTION  3.7  Vice Presidents
                   ---------------

The several Vice Presidents shall do and perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board of Directors, the Chairman, the Vice Chairman or the Chief Executive Officer.


     SECTION  3.8  Secretary
                   ---------

The Secretary shall attend to the giving of notice of all meetings of shareholders and of the Board of Directors and shall keep and attest true records of all proceedings thereat. The Secretary shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. The Secretary shall have care and custody of documents, papers and records of the Company, shall have the power to sign stock certificates, and shall supervise the keeping of a record of the shareholders of the Company. The Secretary shall generally perform all of the duties usually appertaining to the office of the secretary of a company. In the absence of the Secretary, or if the office is vacant, an Assistant Secretary shall perform the duties of the Secretary, unless otherwise decided by the Board of Directors.

     SECTION  3.9  Treasurer
                   ---------

The Treasurer shall have the care and custody of all monies, funds and securities of the Company and shall deposit or cause to be deposited all funds of the Company in and with such depositories as the Board of Directors shall designate from time to time. The Treasurer shall have the power to sign stock certificates, to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial paper payable to the Company and to give proper receipts or discharges therefore, and shall generally perform all of the duties usually appertaining to the office of the treasurer of a company. In the absence of the Treasurer, or if the office is vacant, an Assistant Treasurer shall perform the duties of the Treasurer, unless otherwise decided by the Board of Directors.

     SECTION  3.10  Controller
                    ----------

The Controller shall be in charge of the books of account and accounting records of the Company and of its accounting procedures. The Controller shall render an account of the funds of the Company whenever required so to do by the Board of Directors, the Chairman, the Vice Chairman, or the President, and shall generally perform all of the duties usually appertaining to the office of controller of a company. In the absence of the Controller, or if the office is vacant, an Assistant Controller shall perform the duties of the Controller, unless otherwise decided by the Board of Directors.

     SECTION  3.11  Salaries
                    --------

The salaries of the officers shall be fixed from time to time by the Compensation Committee of the Board of Directors or, in absence thereof, by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Company.

     SECTION  3.12  Checks. Notes. etc.
                    -------------------

All checks, drafts, notes, bills of exchange, acceptances and other instruments for the payment of money shall be signed by such officer or officers, person or persons, as may from time to time be thereunto authorized by the Board of Directors.

ARTICLE IV

SHARES OF STOCK

     SECTION  4.1  Registrar and Stock Certificates
                                 ------------------

Every shareholder shall be entitled to a certificate representing the shareholder's shares. A Register shall be kept by the Board of Directors or by a Registrar designated thereto by the Board of Directors. Each entry shall mention the name and residence of the shareholder, and the quantity and numbers of the share certificates. The Register shall not be open for inspection by third parties or shareholders with respect to shares other than those registered in their name, except with respect to shares that have not been paid in full and except further, with respect to the Registrar, if said Registrar has been requested, or if demand of said Registrar has been made, to disclose any piece of information in the Register and failure to disclose such information would lead to liability of the Registrar. Every transfer and devolution of a share shall be entered in the Register and every such entry shall be signed or otherwise acknowledged by or on behalf of the Board of Directors or by the Registrar. Each certificate shall be signed by the Chairman or the Vice Chairman or the President or any Vice President and by the Secretary or the Treasurer, and bear the corporate seal or a facsimile thereof, certifying the number of shares owned by the shareholder in the Company; provided that, where such certificate is countersigned by a Registrar other than the Company, the signatures of the officers of the Company and the Registrar on such certificate may be a facsimile, engraved, stamped or printed. In case any officer or officers or Registrar who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers or Registrar, whether because of death, resignation or otherwise before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers or Registrar.

     SECTION  4.2  Lost Certificates
                   -----------------

In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, may authorize the issue of a substitute certificate in place of the certificate of stock so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned and registered by the appropriate Registrar; provided that, in each such case, the applicant for a substitute certificate shall furnish to the Company and to such of its Registrars as may require the same, evidence, satisfactory to them, of the loss, theft or destruction of such certificate and of the ownership thereof and also such security or indemnity as may by them be required.

                                    ARTICLE V
                                    ---------
                                 INDEMNIFICATION
                                 ---------------

     SECTION  5.1  Indemnification in Actions by Third Party
                   -----------------------------------------

The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful. The Company shall indemnify any present or former officer or director of the Company to the fullest extent allowed by the preceding provisions of this Section 5.1 in the event of a "Change of Control". "Change in Control" means a change in control of the Company which shall be deemed to have occurred if at any time (i) any entity, person or organization is or becomes the legal or beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding shares without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such entity, person or organization attaining such percentage interest; (ii) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any 15-month period, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

     SECTION  5.2  Indemnification In Actions by or in the Right of the Company
                   ------------------------------------------------------------

The Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction shall deem proper. The Company shall indemnify any present or former officer or director of the Company to the fullest extent allowed by the preceding provisions of this Section 5.2 in the event of a Change in Control, as defined in Section 5.1.

     SECTION  5.3  Indemnification against Expenses
                   --------------------------------

To the extent that a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1 and 5.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     SECTION  5.4  Determination of Indemnification
                   --------------------------------

Any indemnification under Sections 5.1 and 5.2 (unless ordered by a court) shall be made by the Company only as authorized by contract approved, or by-laws, resolution or other action adopted or taken, by the Board of Directors or by the shareholders or as required by the last sentences of Sections 5.1 and 5.2.

     SECTION  5.5  Advance of Reimbursement of Expenses and Undertaking
                   ----------------------------------------------------

Expenses (including attorneys' fees) incurred by a present or former director or a present officer in defending any civil or criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized by Article V of these By-Laws. Such expenses (including attorneys' fees) incurred by former officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

     SECTION  5.6  Non-Exclusivity of By-Laws
                   --------------------------

The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors, or otherwise both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION  5.7  Insurance for Indemnification
                   -----------------------------

The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of Article V of these By-Laws.

     SECTION  5.8  Definition of the Company
                   -------------------------

For purposes of this Article V, reference to the Company shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation if its separate existence had continued.

     SECTION  5.9  Other Definitions
                   -----------------

For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article V.

                                   ARTICLE VI
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION  6.1  Fiscal Year
                   -----------
The fiscal year of the Company shall be the calendar year.

     SECTION  6.2  Corporate Seal
                   --------------
The Company shall have a corporate seal which shall have inscribed thereon the name of the Company, the words, "Netherlands Antilles", and the year of its organization.

     SECTION  6.3  Amendments
                   ----------

These By-Laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors, except, however, that no provision of these By-Laws which is included in, or the substance of which is expressed in, the provisions of the Deed of Incorporation shall be so altered, amended or repealed as to be inconsistent with the Deed of Incorporation. The amendment of these By-Laws to eliminate any provisions hereof the substance of which is also contained in the Deed of Incorporation shall not be deemed to render these By-Laws inconsistent with the Deed of Incorporation or to affect in any way the corresponding provisions of the Deed of Incorporation.